UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 April 21, 2004

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300


Item 7(c): Exhibits
-------------------

        99.1     Press release dated April 21, 2004

Item 12:  Results of Operations and Financial Condition
-------------------------------------------------------

On April 21, 2004 TriCo Bancshares announced their quarterly earnings for the period ended March 31, 2004. A copy of the press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  April 21, 2004         By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated April 21, 2004

PRESS RELEASE                           Contact:  Thomas J. Reddish
For Immediate Release                             Executive Vice President & CFO
                                                  (530) 898-0300


              TRICO BANCSHARES ANNOUNCES RECORD QUARTERLY EARNINGS
              ----------------------------------------------------

     Chico, CA - April 21, 2004. TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced record quarterly earnings of $4,777,000 for the quarter ended March 31, 2004. This represents a 32.2% increase when compared with earnings of $3,613,000 for the quarter ended March 31, 2003. Diluted earnings per share for the quarter ended March 31, 2004 increased 18.0% to $0.59 from $0.50 for the quarter ended March 31, 2003. (Adjusting for the 2-for-1 stock split announced on March 11, 2004, payable on April 30, 2004 to shareholders of record on April 9, 2004, the diluted earnings per share for the quarters ended March 31, 2004 and 2003 are $0.29 and $0.25, respectively.) Total assets of the Company increased $274 million (23.3%) to $1.450 billion at March 31, 2004 versus $1.177 billion at March 31, 2003. Total loans of the Company increased $300 million (43.3%) to $994 million at March 31, 2004 versus $694 million at March 31, 2003. Total deposits of the Company increased $207 million (20.0%) to $1.240 billion at March 31, 2004 versus $1.033 billion at March 31, 2003.
     Included in the results for the quarter ended March 31, 2004 was the effect of the Company's acquisition of North State National Bank on April 4, 2003. On April 4, 2003, North State National Bank had assets of $140 million, loans totaling $77 million, and deposits totaling $126 million.
Richard Smith, President and Chief Executive Officer commented, "We are very pleased with the performance of our company during the quarter ended March 31, 2004. We continue to see good loan demand, particularly in the consumer sector, while the credit quality of our loan portfolio remains high. We are also encouraged by our ability to grow noninterest income despite a slowdown in the mortgage refinance market. While the slowdown in mortgage refinancing has decreased our gain on sale of loan revenue it has also increased the value of, and the revenue from, our servicing those loans that we sold over the last few years. In addition, the continued expansion of our franchise has allowed us to increase our sale of nondeposit investment products, and add households that increase our source of low cost deposits, and service charge and fee revenue. We will continue to execute our growth strategy throughout the Central Valley of California as evidenced by the opening this week of our full service branch in the Raley's supermarket at 2900 Geer Road in Turlock, California."
     The increase in earnings for the quarter ended March 31, 2004 over the year-ago quarter was due to a $3,664,000 (27.7%) increase in net interest income to $16,898,000, and a $359,000 (6.7%) increase in noninterest income to $5,755,000. The increase in net interest income was due to a $291 million (42.8%) increase in average loan balances to $971 million, and an 18 basis point increase in fully tax-equivalent net interest margin to 5.35% in the quarter ended March 31, 2004 compared to the year-ago quarter. The $359,000 increase in noninterest income was mainly due to a $581,000 (16.6%) increase in service charges and fees, a $94,000 (21.0%) increase in commission on sale of nondeposit investment products, and a $192,000 increase in other noninterest income. These contributing factors were partially offset by a $508,000 (44.8%) decrease in gain on sale of loans. The decrease in gain on sale of loans was due to the slowdown in the residential mortgage refinance market that started during the second half of 2003. The increase in service charges and fees is mainly due to increases in the number of deposit households, ATM surcharge and card interchange fee revenue, and mortgage servicing fee revenue. The increase in other noninterest income is mainly due to a higher level of increase in cash value of life insurance due to additional life insurance that was purchased during the first half of 2003.

     The increases in net interest income and noninterest income were partially offset by a $500,000 (333%) increase in provision for loan losses to $650,000, and a $1,695,000 (13.4%) increase in noninterest expense to $14,346,000 in the quarter ended March 31, 2004 versus the year-ago quarter. The increase in provision for loan losses is mainly due to loan growth as loan quality remains high and loan charge-offs remain low. During the quarter ended March 31, 2004, net loan charge-offs as a percentage of average outstanding loans was 0.05% on an annualized basis. As of March 31, 2004, nonperforming loans net of government guarantees and the allowance for loan losses were 0.53% and 1.44%, respectively, of outstanding loans. The increase in noninterest expense was mainly due to salary expense related to the addition of a branch in Chico through the North State acquisition (April 2003), de-novo branches in Roseville (November 2003) and Folsom (December 2003), regular salary increases, and incentive compensation related to the loan and deposit growth.
     As previously announced on March 11, 2004, the Board of Directors of TriCo Bancshares approved a two-for-one stock split of its common stock at its meeting held on March 11, 2004. The stock split will be effected in the form of a stock dividend and will entitle each stockholder of record at the close of business on April 9, 2004 to receive one additional share for every share of TriCo common stock held on that date. Shares resulting from the split will be distributed on April 30, 2004. As of March 11, 2004, the Company had 7,817,761 common shares outstanding.
     Also at its meeting on March 11, 2004, the Board of Directors of TriCo Bancshares approved an increase in the maximum number of shares to be repurchased under the Company's stock repurchase plan originally announced on July 31, 2003 from 250,000 to 500,000 to be effective on April 9, 2004, solely to conform with the two-for-one stock split noted above. The 250,000 shares originally authorized for repurchase under this plan represented approximately 3.2% of the Company's approximately 7,852,000 common shares outstanding as of July 31, 2003. This plan has no stated expiration date for the repurchases, which may occur from time to time as market conditions allow. As of April 21, 2004, the Company had purchased 111,300 shares under this plan, which leaves 138,700 shares available for repurchase under the plan. As a result of the 2-for-1 stock split on April 30, 2004, assuming no additional shares are repurchased between April 21, 2004 and April 30, 2004, there will be 277,400 shares available for repurchase under the plan.
     In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

     TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 28-year history in the banking industry. Tri Counties Bank operates 33 traditional branch locations and 13 in-store branch locations in 21 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 57 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.


                                                               TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                                                (Dollars in thousands, except per share data)

                                                                             Three months ended
                                                  ---------------------------------------------------------------------------
                                                    March 31,     December 31,   September 30,     June 30,      March 31,
                                                      2004            2003           2003            2003          2003
                                                  ---------------------------------------------------------------------------
Statement of Income Data
      Interest income                                $ 19,912       $ 20,354        $ 19,105       $ 18,161       $ 16,349
      Interest expense                                  3,014          3,224           3,305          3,445          3,115
      Net interest income                              16,898         17,130          15,800         14,716         13,234
      Provision for loan losses                           650            800             150            150            150
      Noninterest income:
         Service charges and fees                       4,081          3,939           3,117          3,985          3,500
         Other income                                   1,674          1,814           2,089          2,569          1,896
      Total noninterest income                          5,755          5,753           5,206          6,554          5,396
      Noninterest expense:
         Salaries and benefits                          8,167          7,741           7,460          7,636          6,877
         Intangible amortization                          331            330             325            324            228
         Other expense                                  5,848          6,388           6,264          6,408          5,546
      Total noninterest expense                        14,346         14,459          14,049         14,368         12,651
      Net income before taxes                           7,657          7,624           6,807          6,752          5,829
      Net income                                      $ 4,777        $ 4,683         $ 4,338        $ 4,254        $ 3,613
Share Data(1)
      Basic earnings per share                         $ 0.31         $ 0.30          $ 0.28         $ 0.27         $ 0.26
      Diluted earnings per share                         0.29           0.29            0.27           0.27           0.25
      Book value per common share                      $ 8.28         $ 8.17          $ 7.95         $ 7.93         $ 7.20
      Shares outstanding                           15,635,522     15,668,248      15,692,002     15,704,220     14,160,940
      Weighted average shares                      15,616,540     15,693,494      15,700,748     15,592,766     14,141,402
      Weighted average diluted shares              16,212,845     16,296,892      16,189,928     16,042,458     14,500,356
Credit Quality
      Non-performing loans, net of
          government agency guarantees                $ 5,265        $ 4,394         $ 6,072       $ 20,539       $ 20,610
      Other real estate owned                             924            932           1,545          1,551          1,608
      Loans charged-off                                   188            859             551          2,063            280
      Loans recovered                                    $ 62          $ 372           $ 406          $ 147           $ 46
      Allowance for loan losses to total loans          1.44%          1.40%           1.45%          1.58%          2.06%
      Allowance for loan losses to NPLs                  272%           313%            222%            66%            69%
      Allowance for loan losses to NPAs                  231%           259%            177%            61%            64%
Selected Financial Ratios
      Return on average total assets                    1.33%          1.29%           1.25%          1.27%          1.26%
      Return on average equity                         14.80%         14.71%          14.09%         13.88%         14.29%
      Average yield on loans                            6.90%          7.17%           7.41%          7.34%          7.64%
      Average yield on earning assets                   6.30%          6.41%           6.32%          6.18%          6.36%
      Average rate on earning liabilities               1.18%          1.26%           1.36%          1.45%          1.52%
      Net interest margin (fully tax-equivalent)        5.35%          5.41%           5.24%          5.02%          5.17%
      Total risk based capital ratio                    11.5%          11.6%           11.7%          10.4%          11.6%
      Tier 1 Capital ratio                              10.3%          10.4%           10.6%           9.1%          10.4%


(1) Share and per share data for all periods have been adjsuted to reflect the 2-for-1 stock split announced March 11, 2004 payable on April 30, 2004 to shareholders of record on April 9, 2004.


                                                          TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                                           (Dollars in thousands, except per share data)

                                                                        Three months ended
                                             --------------------------------------------------------------------------
                                               March 31,    December 31,  September 30,     June 30,      March 31,
                                                 2004           2003          2003            2003          2003
                                             --------------------------------------------------------------------------
Balance Sheet Data
      Cash and due from banks                     $ 55,568      $ 80,603       $ 66,747       $ 65,051      $ 58,925
      Fed funds sold                                     -           326          1,900          3,200        10,100
      Securities, available-for-sale               312,657       316,436        350,941        354,040       354,007
      Loans
         Commercial loans                          131,759       142,252        152,477        147,746       117,329
         Consumer loans                            334,221       319,029        297,186        237,704       210,633
         Real estate mortgage loans                465,429       458,369        420,312        407,218       330,001
         Real estate construction loans             62,656        61,591         60,066         59,622        35,810
      Total loans, gross                           994,065       981,241        930,041        852,290       693,773
      Allowance for loan losses                    (14,297)      (13,773)       (13,460)       (13,455)      (14,293)
      Premises and equipment                        19,288        19,521         19,787         19,830        17,542
      Cash value of life insurance                  39,412        38,980         38,644         34,633        29,257
      Intangible assets                             21,274        21,604         21,992         22,189         3,815
      Other assets                                  22,476        23,817         24,611         23,124        23,377
      Total assets                               1,450,443     1,468,755      1,441,203      1,360,902     1,176,503
         Noninterest bearing demand deposits       260,299       298,462        267,148        260,861       226,373
         Interest bearing demand deposits          222,986       220,875        211,219        204,538       188,575
         Savings deposits                          488,915       441,461        426,340        393,198       324,584
         Time certificates                         267,739       276,025        291,145        315,008       293,120
      Total deposits                             1,239,939     1,236,823      1,195,852      1,173,605     1,032,652
      Fed funds purchased & repurchase
         agreements                                 16,300        39,500         55,700         17,400             -
      Other liabilities                             21,194        20,966         21,312         22,425        19,044
      Other borrowings                              22,877        22,887         22,894         22,905        22,915
      Junior subordinated debt                      20,619        20,619         20,619              -             -
      Total liabilities                          1,320,929     1,340,795      1,316,377      1,236,335     1,074,611
      Total shareholders' equity                   129,514       127,960        124,826        124,567       101,892
      Accumulated other
         comprehensive income                        2,426         1,814          1,223          3,433         2,688
      Average loans                                970,793       951,669        876,068        801,493       679,975
      Average interest earning assets            1,281,032     1,285,905      1,226,453      1,194,618     1,048,286
      Average total assets                       1,440,953     1,447,137      1,384,672      1,339,107     1,149,759
      Average deposits                           1,231,704     1,216,223      1,185,059      1,146,211     1,003,853
      Average total equity                       $ 129,133     $ 127,374      $ 123,168      $ 122,567     $ 101,139
